Exhibit 10.1

October 22, 2015

Jeanine Lemmens

[Redacted]

[Redacted]

Dear Jeanine,

Reference is made in this letter agreement to the (i) Statement of Principal Terms and Conditions of Employment, dated June 5, 2013, by and between Weight Watchers (UK) Limited (“WWUK”) and you (the “Terms and Conditions”); (ii) Offer Letter, dated as of July 4, 2013, by and between WWUK and you (the “Offer Letter” and together with the Terms and Conditions, the “Employment Agreements”); and (iii) Amended and Restated Continuity Agreement, dated as of October 22, 2015, by and between Weight Watchers International, Inc. (“WWI” and together with WWUK, the “Company”) and you (the “Continuity Agreement”).

As we recently discussed, in connection with your entering into the Continuity Agreement, and notwithstanding any terms and conditions of the Continuity Agreement or any Other Arrangement (as defined below), you hereby agree that any consideration payable to you, or obligation to provide benefits to you, pursuant to the Continuity Agreement shall be offset in full by any amounts payable or benefits provided to you pursuant to the Employment Agreements (except with respect to any reimbursement of repatriation expenses pursuant to the Offer Letter) or any other agreement between you and the Company or any of its affiliates, any plan, program or arrangement of the Company or any of its affiliates, or as provided for by statute, regulation or local law in any applicable jurisdiction (collectively, the “Other Arrangements”). In the event any such payment or benefit is first paid or provided to you pursuant to (i) an Other Arrangement, such payment or benefit shall offset in full any payment or benefit to be provided under the Continuity Agreement, and (ii) the Continuity Agreement, such obligations under the Other Arrangements will be deemed to have been satisfied in full by the corresponding amount paid or benefit provided under the Continuity Agreement.

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Kind regards,

/s/ James Chambers
James Chambers
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Jeanine Lemmens	October 22, 2015
Jeanine Lemmens	Date